File 333154163
Rule 424 b3


AMERICAN DEPOSITARY SHARES
One 1 American Depositary Share
represents
Two 2 Shares

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK, OF
LIXIL GROUP CORPORATION
INCORPORATED UNDER THE
LAWS OF JAPAN
       The Bank of New York Mellon,
as depositary hereinafter called the
Depositary, hereby certifies i that there have been deposited with the
Depositary or its agent, nominee,
custodian, clearing agency or
correspondent, the securities described
above Shares or evidence of the right to receive such Shares, ii that at the date hereof each American Depositary Share evidenced by this Receipt represents the amount of Shares shown above, and that or registered assigns IS THE OWNER
OF  AMERICAN DEPOSITARY
SHARES
hereby evidenced and called, and
except as otherwise herein expressly
provided, is entitled upon surrender at
the Corporate Trust Office of the
Depositary, New York, New York of
this Receipt duly endorsed for transfer
and upon payment of the charges as
provided on the reverse of this Receipt
and in compliance with applicable laws
or governmental regulations, at Owners
option 1 to delivery at the office of the agent, nominee, custodian, clearing agency or correspondent of the
Depositary, to a person specified by
Owner, of the amount of Deposited
Securities represented hereby or
evidence of the right to receive the
same or 2 to have such Deposited
Securities forwarded at his cost and risk to him at the Corporate Trust Office of the Depositary. The words Deposited
Securities wherever used in this Receipt shall mean the Shares deposited under the agreement created by the Receipts as hereinafter defined including such evidence of the right to receive the same, and any and all other securities, cash and other property held by the Depositary in place thereof or in addition thereto as provided herein.
 The word Owner wherever used in this
Receipt shall mean the name in which
this Receipt is registered upon the books of the Depositary from time to time.
 The Depositarys Corporate Trust
Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, New York
10286, and its principal executive
office is located at One Wall Street,
New York, New York 10286.
             1.
                    RECEIPTS.
       This American Depositary
Receipt this Receipt is one of a
continuing issue of American
Depositary Receipts collectively, the
Receipts, all evidencing rights of like
tenor with respect to the Deposited
Securities, and all issued or to be issued upon the terms and subject to the conditions herein provided, which shall govern the continuing arrangement by the Depositary with respect to initial deposits as well as the rights of holders and Owners of Receipts subsequent to such deposits.
       The issuer of the Receipts is
deemed to be the legal entity resulting
from the agreement herein provided for.
       The issuance of Receipts against
deposits generally may be suspended,
or the issuance of Receipts against the
deposit of particular Shares may be
withheld, if such action is deemed
necessary or advisable by the
Depositary at any time and from time to
time because of any requirements of
any government or governmental body
or commission or for any other reason.
 The Depositary assumes no liability
with respect to the validity or worth of the Deposited Securities.
             2.
                    TRANSFER OF
RECEIPTS.
       Until the surrender of this
Receipt in accordance with the terms
hereof, the Depositary will maintain an
office in the Borough of Manhattan,
The City of New York, for the
registration of Receipts and transfers of Receipts where the Owners of the Receipts may, during regular business hours, inspect the transfer books maintained by the Depositary that list the Owners of the Receipts. The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes, and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American
Depositary Shares as the Receipt or
Receipts surrendered.  Upon such split
or combination not involving a transfer, a charge will be made as provided herein. The Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties hereunder.
             3.
                    PROOF OF
CITIZENSHIP OR RESIDENCE.
       The Depositary may require any
holder or Owner of Receipts, or any
person presenting securities for deposit against the issuance of Receipts, from time to time, to file such proof of citizenship or residence and to furnish such other information, by affidavit or otherwise, and to execute such certificates and other instruments as may be necessary or proper to comply with any laws or regulations relating to the issuance or transfer of Receipts, the receipt or distribution of dividends or other property, or the taxation thereof or of receipts or deposited securities, and the Depositary may withhold the issuance or registration of transfer of any Receipt or payment of such dividends or delivery of such property from any holder, Owner or other person, as the case may be, who shall fail to file such proofs, certificates or other instruments.
             4.
                    TRANSFERABI
LITY RECORDOWNERSHIP.
       It is a condition of this Receipt
and every successive holder and Owner
of this Receipt by accepting or holding
the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument provided, however, that prior to the due presentation of this Receipt for registration of transfer as above provided, and subject to the provisions of Article 9 below, the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends and for any other purpose.
             5.
                    TAX
LIABILITY.
       The Depositary shall not be
liable for any taxes or governmental or
other assessments or charges that may
become payable in respect of the
Deposited Securities, but a ratable part of any and all of the same, whether such tax, assessment or charge becomes payable by reason of any present or future law, statute, charter provision, bylaw, regulation or otherwise, shall be payable by the Owner hereof to the Depositary at any time on request.
 Upon the failure of the holder or
Owner of this Receipt to pay any such
amount, the Depositary may sell for
account of such Owner an amount of
the Deposited Securities equal to all or any part of the amount represented by this Receipt, and may apply the proceeds in payment of such obligations, the Owner hereof remaining liable for any deficiency.
             6.
                    REPRESENTA
TIONS AND WARRANTIES.
       Every person presenting Shares
for deposit shall be deemed thereby to
represent and warrant that such Shares
and each certificate, if any, therefor are validly issued, fully paid and nonassessable, that such Shares were not issued in violation of any preemptive or similar rights of the holders of any securities and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such securities and the sale of American Depositary Shares representing such Shares by that person in the United States are not restricted under the Securities Act of 1933, as amended the Securities Act of 1933.
 Such representations and warranties
shall survive the deposit of such
securities and issuance of Receipts.
       This Receipt is issued subject,
and all rights of the holder or Owner
hereof are expressly subject, to the
terms and conditions set forth on both
sides of this Receipt, all of which form a part of the agreement evidenced in this Receipt and to all of which the holder or Owner hereof by accepting this Receipt consents.
             7.
                    REPORTS OF
ISSUER OF DEPOSITED
SECURITIES VOTING RIGHTS.
       As of the date of the
establishment of the program for
issuance of Receipts by the Depositary,
the Depositary believed, based on
limited investigation, that the issuer of the Deposited Securities either i furnished the Securities and Exchange
Commission the Commission with
certain public reports and documents
required by foreign law or otherwise or
ii published information in English on
its Internet website at
www.lixilgroup.co.jp or another
electronic information delivery system
generally available to the public in its primary trading market, in either case in compliance with Rule 12g32b under the Securities and Exchange Act of 1934 as in effect and applicable to that issuer at that time. However, the Depositary does not assume any duty to determine if the issuer of the Deposited Securities is complying with the current requirements of Rule 12g32b or to take any action if that issuer is not complying with those requirements.
       The Depositary shall be under
no obligation to give notice to the
holder or Owner of this Receipt of any
meeting of shareholders or of any
report of or communication from the
issuer of the Deposited Securities, or of any other matter concerning the affairs of such issuer, except as herein expressly provided. The Depositary undertakes to make available for inspection by holders and Owners of the Receipts at its Corporate Trust
Office, any reports and communication
received from the issuer of the
Deposited Securities that are both i
received by the Depositary as the holder of the Deposited Securities and ii made generally available to the holders of the Deposited Securities by the issuer thereof. Such reports and communications will be available in the language in which they were received by the Depositary from the issuer of the Deposited Securities, except to the extent, if any, that the Depositary in its sole discretion elects to both i translate into English any of such reports or communications that were not in
English when received by the
Depositary and ii make such
translations, if any, available for
inspection by holders and Owners of
the Receipts.  The Depositary has no
obligation of any kind to translate any
of such reports or communications or to
make such translation, if any, available for such inspection.
       The Depositary may, in its
discretion, exercise, in any manner, or
not exercise, any and all voting rights
that may exist in respect of the
Deposited Securities.  The Depositary
may, but assumes no obligation to,
notify Owners of an upcoming meeting
of holders of Deposited Securities or
solicit instructions from Owners as to
the exercise of any voting rights with
respect to the Deposited Securities.
Upon the written request of the Owner
of this Receipt and payment to it of any expense involved, the Depositary may, in its sole discretion, but assumes no obligation to, exercise any voting rights with respect to the amount of the Deposited Securities represented by the
American Depositary Shares evidenced
by this Receipt in accordance with that
request.
             8.
                    DISTRIBUTIO
NS.
       Until the surrender of this
Receipt, the Depositary a shall distribute or otherwise make available to the Owner hereof, at a time and in such manner as it shall determine, any distributions of cash, Shares or other securities or property other than subscription or other rights and b may distribute or otherwise make available to the Owner hereof, at a time and in such manner as it shall determine, any distributions of subscription or other rights, in each case received with respect to the amount of Deposited
Securities represented hereby, after
deduction, or upon payment of the fees
and expenses of the Depositary
described in Article 13 below, and the
withholding of any taxes in respect
thereof provided, however, that the
Depositary shall not make any
distribution for which it has not
received satisfactory assurances, which
may be an opinion of United States
counsel, that the distribution is
registered under, or is exempt from or
not subject to the registration
requirements of, the Securities Act of
1933 or any other applicable law. If the Depositary is not obligated, under the preceding sentence, to distribute or make available a distribution under the preceding sentence, the Depositary may sell such Shares, other securities, subscription or other rights, securities or other property, and the Depositary shall distribute the net proceeds of a sale of that kind to the Owners entitled to them, after deduction or upon payment of the fees and expenses of the Depositary described in Article 13 below and the withholding of any taxes in respect thereof. In lieu of distributing fractional American Depositary Shares for distributed Shares or other fractional securities, the Depositary may, in its discretion, sell the amount of securities or property equal to the aggregate of those fractions. In the case of subscription or other rights, the
Depositary may, in its discretion, issue warrants for such subscription or other rights andor seek instructions from the Owner of this Receipt as to the disposition to be made of such subscription or other rights. If the Depositary does not distribute or make available to Owners or sell distributed subscription or other rights, the
Depositary shall allow those rights to
lapse.  Sales of subscription or other
rights, securities or other property by
the Depositary shall be made at such
time and in such manner as the
Depositary may deem advisable.
       If the Depositary shall find in its
opinion that any cash distribution is not convertible in its entirety or with respect to the Owners of a portion of the Receipts, on a reasonable basis into U.S. Dollars available to it in the City of New York, or if any required approval or license of any government or agency for such conversion is denied or is not obtainable within a reasonable period, the Depositary may in its discretion make such conversion and distribution in U.S. Dollars to the extent possible, at such time and rates of conversion as the Depositary shall deem appropriate, to the Owners entitled thereto and shall with respect to any such currency not converted or convertible either i distribute such foreign currency to the holders entitled thereto or ii hold such currency for the respective accounts of such Owners uninvested and without liability for interest thereon, in which case the Depositary may distribute appropriate warrants or other instruments evidencing rights to receive such foreign currency.
             9.
                    RECORD
DATES ESTABLISHED BY
DEPOSITARY.
       Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other than
cash shall be made, or whenever rights
shall be offered, with respect to
Deposited Securities, or whenever the
Depositary shall receive notice of any
meeting of Owners of Deposited
Securities, or whenever it is necessary
or desirable to determine the Owners of
Receipts, the Depositary will fix a
record date for the determination of the Owners generally or the Owners of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or responsible for any other purpose for which the record date was set.
             10.
                    CHANGES
AFFECTING DEPOSITED
SECURITIES.
       Upon i any change in nominal
value or any subdivision, combination
or any other reclassification of the
Deposited Securities, or ii any
recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party, or iii the redemption by the issuer of the Deposited Securities at any time of any or all of such Deposited Securities provided the same are subject to redemption, then and in any such case the Depositary shall have the right to exchange or surrender such Deposited Securities and accept and hold hereunder in lieu thereof other shares, securities, cash or property to be issued or delivered in lieu of or in exchange for, or distributed or paid with respect to, such Deposited Securities.
 Upon any such exchange or surrender,
the Depositary shall have the right, in its discretion, to call for surrender of this Receipt in exchange upon payment of fees and expenses of the Depositary for one or more new Receipts of the same form and tenor as this Receipt, but describing the substituted Deposited
Securities.  In any such case the
Depositary shall have the right to fix a date after which this Receipt shall only entitle the Owner to receive such new
Receipt or Receipts.  The Depositary
shall mail notice of any redemption of
Deposited Securities to the Owners of
Receipts, provided that in the case of
any redemption of less than all of the
Deposited Securities, the Depositary
shall select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of
Receipts evidencing those American
Depositary Shares. The sole right of the Owners of Receipts evidencing
American Depositary Shares designated
for redemption after the mailing of such notice of redemption shall be to receive the cash, rights and other property applicable to the same, upon surrender to the Depositary and upon payment of its fees and expenses of the Receipts evidencing such American Depositary
Shares.
             11.
                    LIABILITY OF
DEPOSITARY.
       The Depositary shall not incur
any liability to any holder or Owner of
this Receipt i if by reason of any
provisions of any present or future law
of the United States of America, any
state thereof, or of any other country, or of any governmental or regulatory authority, or by reason of any provision, present or future, of the charter or articles of association or similar governing document of the issuer or of the Deposited Securities, the Depositary shall be prevented, delayed or forbidden from or subjected to any civil or criminal penalty or extraordinary expenses on account of doing or performing any act or thing which by the terms hereof it is provided shall be done or performed, ii by reason of any nonperformance or delay, caused as specified in clause i above, in the performance of any act or thing which by the terms of this Receipt it is provided shall or may be done or performed, iii by reason of any exercise of, or failure to exercise, any discretion provided for herein, iv for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not made available to Owners or holders, v for any special, consequential or punitive damages for any breach of the terms of this Receipt or vi arising out of any act of God, terrorism or war or any other circumstances beyond its control.
       The Depositary shall not be
responsible for any failure to carry out any requests to vote any Deposited
Securities or for the manner or effect of any vote that is cast either with or without the request of any Owner, or for not exercising any right to vote any Deposited Securities.
       The Depositary does not assume
any obligation and shall not be subject
to any liability to holders or Owners
hereunder other than agreeing to act
without negligence or bad faith in the
performance of such duties as are
specifically set forth herein.
       The Depositary shall be under
no obligation to appear in, prosecute or defend, any action, suit or other proceeding in respect of any of the Deposited Securities or in respect of the Receipts on behalf of Owners or holders or any other persons. The
Depositary shall not be liable for any
action or nonaction by it in reliance
upon the advice of or information from
legal counsel, accountants or any other
persons believed by it in good faith to
be competent to give such advice or
information.
       The Depositary, subject to
Article 14 hereof, may itself become
the owner of and deal in securities of
any class of the issuer of the Deposited
Securities and in Receipts of this issue.
             12.
                    TERMINATIO
N OF AGREEMENT AND
SURRENDER OF THIS RECEIPT.
       The Depositary may at any time
terminate the agreement evidenced by
this Receipt and all other Receipts by
mailing notice of such termination to
the Owners of all Receipts then
outstanding at their addresses appearing upon the books of the Depositary, at least thirty days prior to the date fixed in such notice for termination. On and after such date of termination the Owner hereof, upon surrender of this Receipt at the Corporate Trust Office of the Depositary, will be entitled to delivery of the amount of the Deposited
Securities represented hereby upon the
same terms and conditions, and upon
payment of a fee at the rates provided
herein with respect to the surrender of
this Receipt for Deposited Securities
and on payment of applicable taxes and
charges.  The Depositary may convert
any dividends received by it in cash
after the termination date into U.S.
Dollars as herein provided, and after
deducting therefrom the fees of the
Depositary and referred to herein and
any taxes and governmental charges
and shall thereafter hold the balance of said dividends for the pro rata benefit of the Owners of the respective
Receipts.  As to any Receipts not so
surrendered within thirty days after
such date of termination the Depositary
shall thereafter have no obligation with respect to the collection or disbursement of any subsequent dividends or any subscriptions or other rights accruing on the Deposited Securities. After the expiration of three months from such date of termination the Depositary may sell any remaining Deposited Securities in such manner as it may determine, and may thereafter hold uninvested the net proceeds of any such sale or sales together with any dividends received prior to such sale or the U.S. Dollars received on conversion thereof, unsegregated and without liability for any interest thereon, for the pro rata benefit of the Owners of the Receipts that have not theretofore been surrendered for cancellation, such
Owners thereupon becoming general
creditors of the Depositary with respect to such net proceeds. After making such sale, or if no such sale can be made after the expiration of one year from such date of termination, the Depositary shall be discharged from all obligations whatsoever to the holders and Owners of the Receipts except to make distribution of the net proceeds of sale and of such dividends after deducting all fees, charges and expenses of the Depositary or of the Deposited Securities, in case no sale can be made, upon surrender of the Receipts.
             13.
                    CERTAIN
FEES AND CHARGES OF THE
DEPOSITARY.
       The Depositary may charge any
party depositing or withdrawing Shares,
any party transferring or surrendering
Receipts, any party to whom Receipts
are issued including issuance pursuant
to a stock dividend or stock split or an exchange of stock or distribution pursuant to Articles 8 or 10 or Owners, as applicable, i fees for the delivery or surrender of Receipts and deposit or withdrawal of Shares, ii fees for distributing cash, Shares or other property received in respect of
Deposited Securities, iii taxes and other governmental charges, iv registration or custodial fees or charges relating to the Shares, v cable, telex and facsimile transmission expenses, vi foreign currency conversion expenses and fees, vii depositary servicing fees and viii any other fees or charges incurred by the Depositary or its agents in connection with the Receipt program.
 The Depositarys fees and charges may
differ from those of other depositaries.
 The Depositary reserves the right to
modify, reduce or increase its fees upon thirty 30 days notice to the Owner hereof. The Depositary will provide, without charge, a copy of its latest schedule of fees and charges to any party requesting it.
       The Depositary may charge fees
for receiving deposits and issuing
Receipts, for delivering Deposited
Securities against surrendered Receipts, for transfer of Receipts, for splits or combinations of Receipts, for distribution of each cash or other distribution on Deposited Securities, for sales or exercise of rights, or for other services performed hereunder. The
Depositary reserves the right to modify, reduce or increase its fees upon thirty
30 days notice to the Owner hereof.
 The Depositary will provide, without
charge, a copy of its latest fee schedule to any party requesting it.
             14.
                    PRERELEASE
OF RECEIPTS.
       Notwithstanding any other
provision of this Receipt, the
Depositary may execute and deliver
Receipts prior to the receipt of Shares
PreRelease. The Depositary may
deliver Shares upon the receipt and
cancellation of Receipts which have
been PreReleased, whether or not such
cancellation is prior to the termination of such PreRelease or the Depositary knows that such Receipt has been PreReleased. The Depositary may receive Receipts in lieu of Shares in satisfaction of a PreRelease. Each
PreRelease will be a preceded or
accompanied by a written
representation from the person to whom
Receipts or Shares are to be delivered
that such person, or its customer, owns
the Shares or Receipts to be remitted, as the case may be, b at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, c terminable by the
Depositary on not more than five 5
business days notice, and d subject to
such further indemnities and credit
regulations as the Depositary deems
appropriate.  The number of American
Depositary Shares which are
outstanding at any time as a result of
PreReleases will not normally exceed
thirty percent 30 of the Shares
deposited with the Depositary provided,
however, that the Depositary reserves
the right to change or disregard such
limit from time to time as it deems
appropriate.
       The Depositary may retain for
its own account any compensation
received by it in connection with the
foregoing.
             15.
                    COMPLIANCE
WITH U.S. SECURITIES LAWS.
       Notwithstanding any terms of
this Receipt to the contrary, the
Depositary will not exercise any rights it has under this Receipt to prevent the withdrawal or delivery of Deposited
Securities in a manner which would
violate the United States securities laws including, but not limited to, Section
1A1 of the General Instructions to the
Form F6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
             16.
                    GOVERNING
LAW VENUE OF ACTIONS JURY
TRIAL WAIVER.
       This Receipt shall be interpreted
and all rights hereunder and provisions
hereof shall be governed by the laws of
the State of New York.
       All actions and proceedings
brought by any Owner or holder of this
Receipt against the Depositary arising
out of or relating to the Shares or other
Deposited Securities, the American
Depositary Shares or the Receipts, or
any transaction contemplated herein,
shall be litigated only in courts located within the State of New York.
       EACH OWNER AND HOLDER
HEREBY IRREVOCABLY WAIVES,
TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW,
ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY SUIT,
ACTION OR PROCEEDING AGAINST
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES,
THE AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS, OR
ANY TRANSACTION
CONTEMPLATED HEREIN, OR THE
BREACH HEREOF, INCLUDING
WITHOUT LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY.
             17.
                    AMENDMENT
OF RECEIPTS.
       The form of the Receipts and
the agreement created thereby may at
any time and from time to time be
amended by the Depositary in any
respect which it may deem necessary or
desirable. Any amendment which shall
prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty 30 days after notice of such amendment shall have been given to the Owners of outstanding
Receipts provided, however, that such
thirty 30 days notice shall in no event
be required with respect to any
amendment which shall impose or
increase any taxes or other
governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every Owner and holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby.
In no event shall any amendment impair
the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited
Securities represented by the American
Depositary Shares evidenced thereby,
except in order to comply with
mandatory provisions of applicable law.